UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐  Definitive Information Statement

DIMI TELEMATICS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

Copies to:

Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Fax: 212-930-9725

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)           Title of each class of securities to which transaction applies:___________

(2)           Aggregate number of securities to which transaction applies:___________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)           Proposed maximum aggregate value of transaction:____________

(5)           Total fee paid:____________

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DIMI TELEMATICS INTERNATIONAL, INC.
290 LENOX AVENUE
NEW YORK, NY 10027

 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of DiMi Telematics International, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”) dated December 12, 2013, in lieu of a special meeting of the stockholders and in accordance with Section 78.315 of the Nevada Revised Statutes:

1. 2.
To amend the Company’s Articles of Incorporation, as amended, to change the number of authorized number of shares common stock of the Company from 500,000,0000 shares to 800,000,000 shares; and

To amend its Articles of Incorporation, as amended, to effectuate a 100-to-1 reverse split of the Company’s shares of common stock, par value $0.001 per share.

 Stockholders of record at the close of business on     , 20  (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on         , 2014.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By order of the Board of Directors
January  , 2014

/s/ Barry Tenzer

Barry Tenzer
Chief Executive Officer

DIMI TELEMATICS INTERNATIONAL, INC.
290 LENOX AVENUE
NEW YORK, NY 10027

PRELIMINARY INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on January   , 2014.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company's stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What action was taken by written consent?

We obtained consent from holders of a majority of the common stock of the Company in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company’s Articles of Incorporation, as amended (the “Articles”), to:

(i) increase the authorized shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), from 500,000,000 to 800,000,000 (the “Authorization”); and

(ii) to effectuate a 100-to-1 reverse split of the Company’s shares of Common Stock (the “Reverse Split”, and with the Authorization, the “Actions”).

How many shares of voting stock were outstanding on December 12, 2013?

On December 12, 2013, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 352,716,928 shares of Common Stock issued and outstanding.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this information statement?

We obtained the approval of the holders of 235,040,000 shares of Common Stock, or approximately 66.64% of the voting power of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of January   , 2014 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on           shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Roberto Fata (1)	96,000,000	(1)	23.96%
Barry Tenzer	43,200,000		12.25%
Officers and Directors as a group (2 persons)	139,200,000	(1)	36.21%

Lyle Hauser (2)	143,840,000		40.78%
Anthony Ivankovich	30,500,000		8.65%
McGlothlin Holdings	24,800,000		7.03%

(1)	Consists of 48,000,000 outstanding shares and 48,000,000 shares issuable upon exercise of currently outstanding warrants exercisable until August 31, 2015 at $0.17 per share.

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 800,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles to increase our authorized shares of Common Stock from 500,000,000 to 800,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles with the Secretary of State of Nevada. We will file the amendment to our Articles to effect the increase in our authorized shares of Common Stock (the “Authorization Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State of Nevada is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Outstanding Shares and Purpose of the Authorization Amendment

Our articles of incorporation currently authorize us to issue a maximum of 500,000,000 shares of Common Stock, par value $0.001 per share.  As of December 12, 2013, we had 352,716,928 shares of Common Stock issued and outstanding.

The Board of Directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Authorization Amendment

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

On June 14, 2012, we entered into an agreement with Mr. Hauser pursuant to which we agreed to issue 1,000 shares of newly created Series A Convertible Preferred Stock (the “Preferred Stock”) in exchange for the surrender of 100,000,000 of Mr. Hauser’s shares of Common Stock.  Mr. Hauser would then be entitled to have us reissue the 100,000,000 shares of Common Stock depending on the results of our Annual Report on Form 10-K for the fiscal year ended August 31, 2013 (the “Annual Report”).  Based on the results of our Annual Report, Mr. Hauser is now entitled to return his 1,000 shares of Preferred Stock, in consideration for the reissuance to him of the 100,000,000 shares of Common Stock.

Other than the foregoing, the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Authorization Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Authorization Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Authorization Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

ACTION II

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO EFFECT THE REVERSE SPLIT OF COMMON STOCK

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to the Articles to effect a Reverse Split of our issued and outstanding Common Stock (the “Reverse Split Amendment”), as described below.  We will file the amendment to the Articles effect a reverse split of our issued and outstanding Common Stock by a ratio of 100-to-1 once such amendment is filed with the Secretary of State of Nevada.

The form of articles of amendment to be filed with the Secretary of State of Nevada is set forth as Appendix B (subject to any changes required by applicable law) to this information statement.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors is effecting a Reverse Split, with the approval of a majority of the Company’s voting stockholders with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors.  In addition to potentially increasing the market price of the Common Stock, the Reverse Split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s stockholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher.  This factor may also limit the willingness of institutions to purchase the Common Stock.  The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Securities and Exchange Commission.  The history of similar reverse stock splits for companies in like circumstances is varied.  If the market price of the Common Stock declines when the Reverse Split is effected, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Each 100 shares of Common Stock will be combined into 1 new share of Common Stock.  Based on           shares of Common Stock issued and outstanding as of January   , 2014, immediately following the Reverse Split the Company would have approximately          shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares).

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Reverse Split, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the Over-the-Counter Bulletin Board, subject to any decision of the Company’s Board of Directors to list the Company’s securities on a stock exchange.

Authorized Shares of Common Stock

The Reverse Split will not change the number of authorized shares of the Common Stock under the Company’s Articles. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under the Articles, as amended, the Company’s authorized capital stock currently consists of 500,000,000 shares of Common Stock, and after the Authorization is carried out, the authorized Common Stock of the Company will be 800,000,000 shares of Common Stock.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Split is effectuated. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Amendment will not affect the par value of the Company’s Common Stock, which will remain $0.001 per share.

Accounting Matters

The stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. Holder”). A trust may also be a U.S. Holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. Holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in these Actions as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above.  However, we do not believe that our officers or directors have interests in these Actions that are different from or greater than those of any other of our stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
January  , 2014

/s/ Barry Tenzer

Barry Tenzer
Chief Executive Officer

Appendix A

DIMI TELEMATICS INTERNATIONAL, INC.

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390)

1.           The articles have been amended as follows:

Article III is hereby amended to read as follows:

The number of shares of Common Stock the corporation is authorized to issue is 800,000,000 shares with a par value of $0.001 per share and 50,000,000 shares of preferred stock with a par value of $0.001.

2.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is approximately 66.64%.

3.           Effective date of filing: January __, 2014

4.           Signature:

____________________________________
Barry Tenzer, President

Appendix B

DIMI TELEMATICS INTERNATIONAL, INC.

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390)

1.           The articles have been amended as follows:

Article III is hereby amended to read as follows:

Effective on January 31, 2014 (the “Effective Time”), each one hundred (100) shares of Common Stock (“Old Stock”) issued and outstanding or reserved for issuance, shall automatically without action by the holder thereof, be changed and reclassified into one (1) share of fully-paid and non-assessable Common Stock (“New Stock”) and each certificate which prior to the Effective Time represented one hundred (100) shares of the Old Stock shall, from and after the Effective Time be deemed to represent one (1) share of the New Stock.  Any owner of less than a single full share of New Stock shall be entitled to receive the next highest number of full shares of New Stock in lieu of such fractional interest.

2.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is approximately 66.64%.

3.           Effective date of filing: January __, 2014

4.           Signature:

____________________________________
Barry Tenzer, President